                                                                    EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS


                                                                             YEAR ENDED APRIL 30
                                                        ------------------------------------------------------------
                                                            1994                     1995                  1996
                                                        -------------           --------------        --------------
                  Primary

 Average shares outstanding                                5,387,129               5,387,129            5,723,955

 Net effect of dilutive stock grants based
    on the treasury stock method                              46,714                  46,714               36,852
                                                          ----------              ----------           ----------
 Net

 Total                                                     5,433,843               5,433,843           5,760,807
                                                          ==========              ==========          ==========

 Income before cumulative effect of change in method      $  134,698              $  824,213          $1,502,091

 Cumulative effect of change in method                       (35,874)                      -                   -

                                                          ----------              ----------          ----------

 Net income                                               $   98,824              $  824,213          $1,502,091
                                                          ==========              ==========          ==========

 Earnings per share:

 Income before cumulative effect of change                $     0.03              $     0.15          $     0.26
    in method per share

 Cumulative effect of change in method
    per share                                                 ($0.01)                      -                  -
                                                          ----------              ----------          ---------

 Net income per share                                     $     0.02              $     0.15          $    0.26
                                                          ==========              ==========          =========
               Fully Diluted

 Average shares outstanding                                5,387,129               5,387,129           5,723,955

 Net effect of dilutive stock grants based                    46,714                  46,714              36,852
    on the treasury stock method                          ----------              ----------          ----------

 Total                                                     5,433,843               5,433,843           5,760,807
                                                          ==========              ==========          ==========

 Income before cumulative effect of change                $  134,698              $  824,213          $1,502,091
    in method

 Cumulative effect of change in method                       (35,874)                      -                   -

 Net income                                               $   98,824              $  824,213          $1,502,091
                                                          ==========              ==========          ==========

 Earnings per share:

 Income before cumulative effect of change                $     0.03              $     0.15          $     0.26
    in method per share

 Cumulative effect of change in method
    per share                                                 ($0.01)                      -                   -
                                                          ----------              ----------          ----------
 Net income per share                                     $     0.02              $     0.15          $     0.26
                                                          ==========              ==========          ==========